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                                                                      Exhibit 12


                      EQUITY RESIDENTIAL PROPERTIES TRUST
     Consolidated and Combined Historical, Including Predecessor Business Earnings to Combined Fixed Charges and Preferred Distributions Ratio

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                                                                                           Historical
                                                           -------------------------------------------------------------------------
                                                           06/30/96    6/30/95   12/31/95   12/31/94   12/31/93   12/31/92  12/31/91
                                                           --------   --------   --------   --------   --------   --------  --------
                                                                                     (Amount in thousands)
REVENUES
  Rental income                                            $209,239   $179,700   $372,447   $220,727   $104,388   $86,597   $84,289
  Fee income - outside managed                                3,303      3,761      7,030      4,739      4,651     4,215     4,361
  Interest income - investment in mortgage notes              5,866       -         4,862       -          -         -         -
  Interest and other income                                   1,180      1,715      4,573      5,568      3,031     2,161       888
                                                           --------   --------   --------   --------   --------   -------   -------
     Total revenues                                         219,588    185,176    388,912    231,034    112,070    92,973    89,538
                                                           --------   --------   --------   --------   --------   -------   -------

EXPENSES
  Property and maintenance                                   59,217     51,594    110,714     66,534     35,324    30,680    30,245
  Real estate taxes and insurance                            21,229     18,383     37,002     23,028     11,403    10,274     9,973
  Property management                                         8,800      7,688     15,213     10,249      3,491     2,912     2,659
  Property management - non-recurring                          -          -          -           879       -         -         -
  Fee and asset management                                    2,126      1,940      3,887      2,056      2,524     2,403     2,383
  Depreciation                                               42,933     33,920     72,410     37,273     15,384    13,442    13,833
  Interest:
    Expense incurred                                         37,024     39,091     78,375     37,044     26,042    31,926    33,786
    Amortization of deferred financing costs                  1,895      1,702      3,444      1,930      3,322     2,702     1,575
  Refinancing costs                                            -          -          -          -         3,284      -         -
  General and administrative                                  4,105      4,094      8,129      6,053      3,159     1,915     1,320
                                                           --------   --------   --------   --------   --------   -------   -------
    Total expenses                                          177,329    158,412    329,174    185,046    103,933    96,254    95,774
                                                           --------   --------   --------   --------   --------   -------   -------

Income (loss) before extraordinary items                     42,259     26,764     59,738     45,988      8,137    (3,281 )  (6,236)
                                                           ========   ========   ========   ========   ========   =======   =======
Combined Fixed Charges and Preferred Distributions:
  Interest and other financing costs                         37,024     39,091     78,375     37,044     26,042    31,926    33,786
  Refinancing costs                                            -          -          -          -         3,284      -         -
  Amortization of deferred financing costs                    1,895      1,702      3,444      1,930      3,322     2,702     1,575
  Preferred distributions                                    12,874      1,195     10,109       -          -         -         -
                                                           --------   --------   --------   --------   --------   -------   -------
Total Combined Fixed Charges
  and Preferred Distributions                                51,793     41,988     91,928     38,974     32,648    34,628    35,361
                                                           ========   ========   ========   ========   ========   =======   =======
Earnings before combined fixed charges
  and preferred distributions                                81,178     67,557    141,557     84,962     40,785    31,347    29,125
                                                           ========   ========   ========   ========   ========   =======   =======

Funds from operations before combined fixed
  charges and preferred distributions                       124,111    101,477    213,967    123,114     56,169    44,789    42,958
                                                           ========   ========   ========   ========   ========   =======   =======

Ratio of earnings before combined fixed charges
  and preferred distributions to combined fixed charges
  and preferred distributions                                  1.57       1.61       1.54       2.18       1.25      0.91      0.82
                                                           ========   ========   ========   ========   ========   =======   =======
Ratio of funds from operations before combined fixed
  charges and preferred distributions to combined fixed
  charges and preferred distributions                          2.40       2.42       2.33       3.16       1.72      1.29      1.21
                                                           ========   ========   ========   ========   ========   =======   =======

Earnings deficiency to cover fixed charges                    N/A        N/A        N/A        N/A        N/A      (3,281)   (6,236)
                                                           ========   ========   ========   ========   ========   =======   =======
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